Exhibit 10.6

MUTUAL TERMINATION OF LICENSE AGREEMENT

This MUTUAL TERMINATION OF LICENSE AGREEMENT (the “US License Agreement Termination Agreement”) is effective on September 30, 2024 (“US License Agreement Termination Effective Date”), and is made by and between Seres Therapeutics, Inc., a corporation organized and existing under the laws of Delaware, having an office located at 101 Cambridge Park Drive, Cambridge, MA 02140, USA (“Seres”) and Société des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland, having an office located at Avenue Nestlé 55, 1800 Vevey, Switzerland (“NHSc”). Seres and NHSc are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Seres and NHSc Pharma Partners (as predecessor to NHSc) entered into that certain License Agreement dated July 1, 2021 (the “US License Agreement”), pursuant to which Seres has granted to NHSc certain co-exclusive rights and licenses with respect to the commercialization of SER-109 (as defined in the US License Agreement) in the United States and Canada;

WHEREAS, the Parties have entered into that certain Asset Purchase Agreement dated August 5, 2024 (the “APA”) and certain Ancillary Agreements (as defined in the APA), pursuant to which NHSc acquired from Seres certain assets relating to the exploitation of the Product (as defined in the APA) worldwide; and

WHEREAS, in connection with the APA, the Parties desire to terminate the US License Agreement by mutual agreement in connection with the transactions contemplated by the APA and provide mutual releases as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Termination and Effect of Termination.
a)
Notwithstanding any provision in the US License Agreement, the Parties hereby agree to terminate the US License Agreement by mutual agreement, effective as of the US License Agreement Termination Effective Date.
b)
Notwithstanding any provision in the US License Agreement, the following sections (and no other parts) of the US License Agreement shall continue in full force and effect after the US License Agreement Termination Effective Date in accordance with the terms thereof: Sections 8.1 through 8.3 (in each case solely to the extent payments accrued pursuant to the US License Agreement but remain unpaid as of the US License Agreement Termination Effective Date), 8.4, 10.1 through 10.10 (in each case solely to the extent any information was disclosed pursuant to the US License Agreement prior to the US License Agreement Termination Effective Date), 11.1 (except to the extent expressly modified in the APA and the Ancillary Agreements (as defined in the APA), 11.4(d), 15.5, 16.1 through

16.5 (in each case solely to the extent the applicable Third Party Claim (as defined in the US License Agreement) arose out of or occurred as a result of events that occurred prior to the US License Agreement Termination Effective Date), 16.6, 16.7, 18.2 through 18.7 and 18.10 through 18.14.
c)
All amounts due or payable to a Party that were accrued, or that arise out of acts or events occurring, under the US License Agreement prior to the US License Agreement Termination Effective Date shall remain due and payable; no additional amounts shall be payable under the US License Agreement based on events occurring on or after the US License Agreement Termination Effective Date. For the avoidance of doubt, the Royalty Payment Amount (as defined in the US License Agreement), the True Up Delta (as defined in the US License Agreement) and the corresponding True Up Amount(as defined in the US License Agreement) shall be calculated on a prorated basis in accordance with the US License Agreement as of the US License Agreement Termination Effective Date and paid by the party responsible for such payment on the terms set forth therein.
2.
Release. Except for the obligations of the Parties expressly set forth in this US License Agreement Termination Agreement, each Party to this US License Agreement Termination Agreement will and hereby does, on behalf of itself and its affiliates (collectively, the “Releasing Parties”), forever release and discharge the other Party and all of its affiliates, officers, directors, managers, employees, agents, representatives, shareholders, members, predecessors, successors, and assigns (collectively, the “Released Parties”), from any and all causes of action, judgments, liens, indebtedness, damages, losses, claims, liabilities, and demands of every kind and character in any manner attributable to or arising out of, whether past, present, or future, at law or in equity, whether known or unknown, contingent or otherwise (collectively, “Causes of Action”), which such Releasing Parties, or any of them had, has, or may have had at any time up to and including the US License Agreement Termination Effective Date against the Released Parties, or any of them, which relate solely to or arise solely out of the US License Agreement, including any performance thereunder or termination thereof; provided that the foregoing release shall not release a Released Party for any Cause of Action arising from or in connection with any fraud committed by such Party prior to the U.S. License Agreement Termination Effective Date. For the avoidance of doubt, nothing set forth in this Section 2 shall relieve any Released Party for Causes of Action arising from or in connection with the APA or any Ancillary Agreements (as defined in the APA), or any other agreement entered into in connection therewith.
3.
Miscellaneous.
a)
Governing Law. This US License Agreement Termination Agreement, and any dispute arising out of, relating to or in connection with this US License Agreement Termination Agreement, shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any laws, rules or provisions of the State of Delaware that would cause the application of the laws, rules or provisions of any jurisdiction other than the State of Delaware. Each of the Parties hereto further agrees to waive and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now have or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court.
b)
Jurisdiction, Service, and Venue. Each Party agrees: (i) to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any federal or other state court sitting in New Castle County within the State of Delaware) (the “Specified Courts”) for any action, claim, suit, litigation, proceeding, arbitration, mediation, audit, hearing, investigation or dispute (“Action”) arising out of or relating to this US License Agreement Termination Agreement; (ii) to commence any Action arising out of or relating to this US License Agreement Termination Agreement only in the Specified Courts; (iii) that service of any process, summons, notice, or document by U.S. registered mail to the address of such Party set forth in Section 10.2 of the APA will be effective service of process for any Action brought against such Party in any of the Specified Courts (provided that, in the case of NHSc, service of process must be delivered to the registered agent in Delaware of Nestlé USA, Inc.); (iv) to waive any objection to the laying of venue of any Action arising out of or relating to this US License Agreement Termination Agreement in the Specified Courts; and (v) to waive and not to plead or claim that any such Action brought in any of the Specified Courts has been brought in an inconvenient forum; provided, however, that such submission to the jurisdiction of the Specified Courts is solely for the purpose referred to in this Section 3 and shall not be deemed to be a general submission to the jurisdiction of such courts or any other courts other than for such purpose.
c)
WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS US LICENSE AGREEMENT TERMINATION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS US LICENSE AGREEMENT TERMINATION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(C).
d)
Interpretation. The Parties have participated jointly in the negotiation and drafting of this US License Agreement Termination Agreement. This US License Agreement Termination Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
e)
Counterparts. This US License Agreement Termination Agreement and any amendment or supplement hereto may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. This US License Agreement Termination Agreement shall become binding when any number of counterparts, individually or taken together, shall bear the signatures of all Parties. This US License Agreement Termination Agreement may be executed and delivered by facsimile or any other electronic means, including “.pdf” or “.tiff” files, and any facsimile or electronic signature shall constitute an original for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this US License Agreement Termination Agreement as of the US License Agreement Termination Effective Date.

SERES THERAPEUTICS, INC.

By: /s/ Eric D. Shaff

Name: Eric D. Shaff

Title: President and Chief Executive Officer

[Signature Page to Mutual Termination of License Agreement]

NHSc rx license gmbh

By: /s/ Claudio Kuoni

Name: Claudio Kuoni

Title: Vice President

[Signature Page to Mutual Termination of License Agreement]